PRESS RELEASE For immediate release

NVE Corporation Reports Fourth Quarter and Fiscal Year Results
and Announces $1.00 Per Share Quarterly Dividend

EDEN PRAIRIE, Minn.—May 6, 2015—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and fiscal year ended March 31, 2015.

Total revenue for the fourth quarter of fiscal 2015 increased 27% to $7.57 million from $5.98 million in the prior-year quarter. The increase was due to a 29% increase in product sales partially offset by an 81% decrease in contract research and development revenue. Net income for the fourth quarter of fiscal 2015 increased 43% to $3.66 million, or $0.75 per diluted share, compared to $2.56 million, or $0.53 per diluted share, for the prior-year quarter.

For fiscal 2015, total revenue increased 18% to $30.6 million from $25.9 million for the prior fiscal year. Product sales increased 17% to $29.9 million and contract research and development revenue increased 63% to $690,000. Net income for fiscal 2015 increased 29% to $14.4 million, or $2.95 per diluted share, compared to $11.1 million, or $2.29 per diluted share, for fiscal 2014.

The company also announced today that its Board of Directors approved a quarterly cash dividend to shareholders of $1.00 per share of common stock, payable May 29, 2015 to shareholders of record as of May 18, 2015. This represents an aggregate amount of $4.86 million based on shares outstanding as of May 1, 2015.

“We are pleased to report record net income for the year driven by record product sales,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks of decreased revenues, risks related to our reliance on several large customers for a significant percentage of revenue, uncertainties in dividend payments to our shareholders, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and other reports filed with the SEC.

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                             NVE CORPORATION
                           STATEMENTS OF INCOME
       QUARTERS AND YEARS ENDED MARCH 31, 2015 AND 2014 (Unaudited)

                                             Quarter Ended March 31
                                               2015          2014
                                          ---------------------------
  Revenue
     Product sales                          $ 7,548,468   $ 5,857,866
     Contract research and development           23,464       125,231
                                          ---------------------------
  Total revenue                               7,571,932     5,983,097
  Cost of sales                               1,378,235     1,388,980
                                          ---------------------------
  Gross profit                                6,193,697     4,594,117
  Expenses
     Selling, general, and administrative       523,132       478,897
     Research and development                   714,728       840,719
                                          ---------------------------
  Total expenses                              1,237,860     1,319,616
                                          ---------------------------
  Income from operations                      4,955,837     3,274,501
  Interest income                               518,403       544,609
                                          ---------------------------
  Income before taxes                         5,474,240     3,819,110
  Provision for income taxes                  1,811,524     1,256,885
                                          ---------------------------
  Net income                                $ 3,662,716   $ 2,562,225
                                          ===========================
  Net income per share - basic                   $ 0.75        $ 0.53
                                          ===========================
  Net income per share - diluted                 $ 0.75        $ 0.53
                                          ===========================
  Weighted average shares outstanding
     Basic                                    4,857,953     4,848,721
     Diluted                                  4,875,295     4,866,382

                                              Year Ended March 31
                                               2015          2014
                                          ---------------------------
  Revenue
     Product sales                         $ 29,894,045  $ 25,512,028
     Contract research and development          690,043       422,879
                                          ---------------------------
  Total revenue                              30,584,088    25,934,907
  Cost of sales                               6,019,868     5,720,277
                                          ---------------------------
  Gross profit                               24,564,220    20,214,630
  Expenses
     Selling, general, and administrative     2,312,076     2,235,475
     Research and development                 3,000,193     3,585,339
                                          ---------------------------
  Total expenses                              5,312,269     5,820,814
                                          ---------------------------
  Income from operations                     19,251,951    14,393,816
  Interest income                             2,187,723     2,122,133
                                          ---------------------------
  Income before taxes                        21,439,674    16,515,949
  Provision for income taxes                  7,071,320     5,380,074
                                          ---------------------------
  Net income                               $ 14,368,354  $ 11,135,875
                                          ===========================
  Net income per share - basic                   $ 2.96        $ 2.30
                                          ===========================
  Net income per share - diluted                 $ 2.95        $ 2.29
                                          ===========================
  Weighted average shares outstanding
     Basic                                    4,855,504     4,851,460
     Diluted                                  4,871,935     4,867,691

                              NVE CORPORATION
                               BALANCE SHEETS
                          MARCH 31, 2015 AND 2014

                                             March 31, 2015   March 31, 2014
                                             -------------------------------
  ASSETS
  Current assets
   Cash and cash equivalents                  $   9,437,262   $   1,262,300
   Marketable securities, short term             20,099,288      12,360,091
   Accounts receivable, net of allowance
    for uncollectible accounts of $15,000         2,963,974       2,331,574
   Inventories                                    3,742,492       3,207,333
   Deferred tax assets                              102,052         237,387
   Prepaid expenses and other assets                574,913         816,276
                                             ------------------------------
  Total current assets                           36,919,981      20,214,961
  Fixed assets
   Machinery and equipment                        8,604,926       8,536,010
   Leasehold improvements                         1,524,298       1,499,454
                                             ------------------------------
                                                 10,129,224      10,035,464
   Less accumulated depreciation                  7,873,816       7,030,692
                                             ------------------------------
  Net fixed assets                                2,255,408       3,004,772
  Marketable securities, long term               70,913,807      82,022,310
                                             ------------------------------
  Total assets                                $ 110,089,196   $ 105,242,043
                                             ==============================

  LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities
   Accounts payable                           $     358,818   $     374,127
   Accrued payroll and other                      1,127,136         808,675
                                             ------------------------------
  Total current liabilities                       1,485,954       1,182,802

  Long-term deferred tax liabilities                275,708         354,600

  Shareholders' equity
   Common stock                                      48,580          48,510
   Additional paid-in capital                    20,850,762      20,464,883
   Accumulated other comprehensive income           746,447         877,857
   Retained earnings                             86,681,745      82,313,391
                                             ------------------------------
  Total shareholders' equity                    108,327,534     103,704,641
                                             ------------------------------
  Total liabilities and shareholders' equity  $ 110,089,196   $ 105,242,043
                                             ==============================